Exhibit 99



UNION CARBIDE
NEWS RELEASE


CONTACT:   Sean S. Clancy
          (203) 794-6976


             UNION CARBIDE COMMENTS ON FIRST QUARTER EARNINGS


     DANBURY, Conn., March 30 -- Union Carbide Chairman and CEO William
H. Joyce today said that first quarter earnings will be higher than the current First Call estimate of $0.54 and should be more in line with the $0.68 earned in the fourth quarter of 1999.


     Carbide said it would issue a full earnings report on May 1, 2000.


     Cautionary Statement for Purposes of the "Safe Harbor" Provisions
             Of the Private Securities Litigation Act of 1995

     The statement above regarding first quarter earnings per share is a forward-looking statement. Naturally, forward-looking statements are subject to risks and uncertainties. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include: the supply/demand balance for the corporation's products; customer inventory levels; competitive pricing pressures; raw material availability and costs; changes in industry production capacities and operating rates; currency exchange rates; interest rates; global economic conditions; disruption in transportation facilities; competitive technology positions; failure by the corporation to achieve technology objectives, achieve cost reduction targets or complete projects on schedule and on budget; and an inability to obtain new customers or retain existing ones.

                                   - END -
2000
P3-01-005
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